GROUND LEASE

THIS GROUND LEASE (the "Ground Lease"), is made and entered as of the 30th day of April 2010 by and between:

ROUTE 94 DEVELOPMENT CORPORATION, a New Jersey corporation with an office at 3621 Route 94, Hamburg, New Jersey ("Lessor"); and

BOOMERANG SUB, INC., a Delaware corporation with an office at 355 Madison Avenue, Morristown, New Jersey ("Lessee/Developer").

RECITALS:

WHEREAS, Lessor is the owner of real property which is legally described on Exhibit A hereto and graphically depicted on Exhibit B hereto (the "Site"); and

WHEREAS, the Site is currently used for a portion of a golf course and overflow parking area; and

WHEREAS, Lessees/Developer has determined that a portion of the Site more particularly described on Exhibit C attached hereto and depicted on Exhibit D attached hereto (the "Premises"), may be suitable for development of an automated parking garage (the "Project"); and

WHEREAS, Lessee/Developer desires to supervise, manage and cause to be designed, developed, financed, constructed, equipped, furnished and delivered, the Project (such design, development, financing, construction, equipping, furnishing and delivery is herein referred to as the "Work"); and

WHEREAS, Lessee/Developer, desires to lease the Premises from Lessor for completion of the Project; and

WHEREAS, Lessee/Developer and Lessor desire to establish certain put and call options for purchase by Lessor of the fully constructed Project (the "Improvements").

NOW, THEREFORE, for and in consideration of the Premises and the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee/Developer hereby mutually covenant and agree as follows:

ARTICLE I
DEMISE. TERM. CONSIDERATION

Section 1.01
Demise of Premises. Lessor hereby leases and demises unto Lessee/Developer, the real property more particularly described on Exhibit C attached hereto and depicted on Exhibit D attached hereto (the "Premises"), for the Term (as that term is defined in Section 1.02 hereof) of this Ground Lease. In addition, Lessee/Developer shall have, subject to compliance with applicable Lessor requirements, the right of ingress and egress through the Site that is necessary for Lessee/Developer to use and enjoy the Premises, perform its obligations hereunder or to obtain access to the Premises. Lessee/Developer's use and occupancy of the Premises are subject to the terms and conditions of this Ground Lease.

Section 1.02
Term of Lease. The term of this Ground Lease (herein called the "Term") shall commence as of the date all parties have executed this Ground Lease and, unless sooner terminated as hereinafter provided, shall continue thereafter for 20 years.

Section 1.03	Consideration.

(a)
In consideration of the rights, benefits and privileges accruing to the Lessee/Developer resulting from this Lease and its use of the Premises, Lessee/Developer agrees to use best efforts to finance, design, construct, operate and, maintain the Project.

(b)
As further consideration for the rights, benefits and privileges accruing to the Lessee/Developer resulting from this Lease, Lessee/Developer agrees to provide Lessor and Lessor's affiliates, including but not limited to Grand Cascades Lodge at Crystal Springs, LLC, parking and storage space within the Improvements at no cost to Lessor or Lessor's affiliates subject to the limitations in Subsection 1.03 (c) below.

(c)
Lessee/Developer and Lessor acknowledge that a principal purpose of this Lease and the Project is to allow Lessee/Developer to demonstrate its Robotic Va1etTM parking system. Lessor acknowledges that Lessee/Developer may limit the use of the Improvements under Subsection 1.03 (b) by Lessor and Lessor's affiliates upon twelve (12) hours advance notice to Lessor for demonstrations conducted by Lessee/Developer.

ARTICLE II
COVENANTS AND WARRANTIES OF THE LESSOR AND LESSEE

Section 2.01	Estate and Authority of Lessor. Lessor covenants, represents and warrants that:

(a)	The execution, delivery and performance of this Ground Lease by Lessor have been authorized by all necessary action on the part of Lessor;

(b)	This Ground Lease constitutes a legal, valid, and binding obligation of Lessor enforceable in accordance with its terms subject to equitable principles, which could affect specific performance;

(c)	Lessor has the authority to lease the Premises to Lessee/Developer;

(d)	The Lessor has fee simple good and marketable title to the Premises,

(e)	There are no liens or encumbrances on the Premises other than:

1.
the lien of the Mortgage between Lessor, inter alia, and M&T Bank ("Lender") dated December 23, 2009 and recorded on January 20, 2010 in Mortgage Book 8699 at Page 525 in the Office of the County Recording Officer of Sussex County;

2.
the Absolute Assignment of Leases, Rents, Incomes and Profits between Lessor, inter alia, and Lender dated December 23, 2009 and recorded on January 20, 2010 in Mortgage Book 8699 at Page 560 in the Office of the County Recording Officer of Sussex County;

3.
UCC Financing Statement in favor of Lender dated December 23, 2009 relating the Site and recorded on January 20, 2010 in Book 70 at Page 936 in the Office of the County Recording Officer of Sussex County;

4.	any existing utility easements.

(f)     Lessor agrees to secure execution of a Subordination, Nondisturbance and Attornment Agreement ("SNDA") in substantially the form appended hereto as Exhibit F by Lender with mortgages liens on the Site.

(g)     Lessor has control of the Premises;

(h)     Lessor has no knowledge of, nor has Lessor received any notice of, any actual or threatened action, litigation, or proceeding by any organization, person, individual or governmental agency (including governmental actions under condemnation authority or proceedings similar thereto) against the Premises (including the Project) and/or Lessor, nor has any such organization, person, individual or governmental agency communicated to Lessor anything which Lessor believes to be a threat of any such action, litigation or proceeding; and

(i) Lessor has no knowledge of, nor has Lessor received notice of any violations of law or of any municipal or county ordinances, agency rules or regulations, court orders or decrees, or other legal requirements with respect to the Premises or with respect to the use, occupancy or construction thereon, including any of the foregoing pertaining to wetlands, woodlands, wildlife refuges or other protected areas or the designation of any portion of the Premises (including the Project) as a wetland, woodland, wildlife refuge or other protected area.

Section 2.02	Existing and Future Easements and Rights of Ways

Subject to the representations of the Lessor contained in Article 2.01 above, this Lease is subject to all outstanding easements and rights of way over, across, in, and upon the Premises, or any portion thereof, and to the right of Lessor to grant such additional easements and rights of way over, across, in, and upon the Premises as Lessor shall determine to be in Lessor's interest, provided, however, that such easements and rights of way shall not interfere with the construction or completion of the Project, and such easements and rights of way are subject to the prior written consent of the Lessee/Developer, which consent shall not be unreasonably withheld, conditioned or delayed. Lessor shall notify Lessee/Developer of any easement activities that could impact Lessee/Developer's operation.

Section 2.03
Quiet Possession. Lessor covenants that Lessee/Developer, upon performing and observing the covenants to be observed and performed by Lessee/Developer under this Ground Lease, shall peaceably hold, occupy and enjoy the Premises during the Term of this Ground Lease. Nothing herein shall limit Lessor's right to enter and inspect the Premises on a reasonable basis on prior notice to the Lessee/Developer during normal business hours so long as Lessor does not interfere with the operations of Lessee/Developer or its contractors.

Section 2.04	Authority of Lessee. Lessee covenants, represents and warrants that:

(a)	The execution, delivery and performance of this Ground Lease by Lessee/Developer have been authorized by all necessary action on the part of Lessee/Developer;

(b)
This Ground Lease constitutes a legal, valid, and binding obligation of Lessee/Developer enforceable in accordance with its terms subject to equitable principles, which could affect specific performance; and

(c)	Lessee/Developer has the authority to lease the Premises from Lessor.

ARTICLE III
INSURANCE AND PROPERTY TAXES

Section 3.01
Insurance. Lessee/Developer shall be responsible for paying prior to the delinquency date all premiums for insurance required pursuant to the terms of this Lease for the Premises and Project during the Term. Lessee/Developer shall deliver to the Lessor copies of paid receipts for all insurance premiums prior to any applicable delinquency date.

Section 3.02	Property Taxes. Lessor shall pay all property taxes related to the Site. Lessee/Developer shall be reimburse Lessor related to increased property tax assessments associated with the Improvement.

ARTICLE IV
USE OF THE PREMISES: AND
DEVELOPMENT OF THE PROJECT

Section 4.01
General. The parties agree that during the term of this Lease, Lessee/Developer shall have no use of the Premises except construction and operation of the Project. Lessee/Developer covenants and agrees that it shall not make any material alterations or additions not required in the ordinary course of its management and operation of the Project without Lessor's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 4.02
Right of Entry. Lessee/Developer and its contractors and assigns shall have a non-exclusive right to access the Property, subject to reasonable security and access requirements and standards, in order to have ingress to and egress from the Premises as may be necessary from time to time for construction, installation, operation, maintenance, repair, and replacements to the Project and to the Premises. Lessee/Developer's use of the Property shall be subject to such reasonable security limitations and conditions as Lessor may require from time to time. Lessee/Developer's use and occupation of the Premises, including the Project, shall be subject to such reasonable rules and regulations and limitation regarding health, safety, security, and access as Lessor may prescribe from time to time or as may be applicable by operation of law. Lessor reserves the right to deny access to the site of anyone who Lessor has reasonably determined is not abiding by such rules and regulations.

Lessor reserves unto itself, its contractors, and assigns the right to inspect the Premises, including the Project, for compliance with health, safety, fire protection, maintenance and other provisions of the Lease. Lessor shall give advance notice of such inspection to Lessee/Developer and offer the opportunity to accompany Lessor. Lessor's exercise of its right of entry shall not interfere with or endanger Lessee/Developer's use and quiet enjoyment of the Premises, including the Project.

Section 4.03
Engagement of Lessee/Developer. Lessor hereby confirms and agrees that it has selected the Lessee/Developer to enter into this Ground Lease to design and construct the Project in accordance with the terms and conditions set forth herein.

ARTICLE V
INSURANCE AND INDEMNITY

Section 5.01
Insurance. Lessee/Developer shall maintain at all times during the term of this Ground Lease, genera] liability insurance insuring against bodily injury or property damage occasioned by occurrence, accident or disaster in or about the Premises. Such policy or policies are to be written with a limit of coverage of not less than $1,000,000.00 in respect to bodily injury and not less than $500,000.00 with respect to property damage for any one occurrence, together with umbrella liability insurance of not less than $2,000,000.00. No later than the date of commencement of construction and continuing until substantial completion of the Project, Lessee/Developer shall obtain or cause to be obtained and kept in effect or cause to be kept in effect a standard builder's risk policy with extended coverage, including vandalism and malicious mischief, in an amount equal to the greater of (i) the full replacement cost of the Project or (ii) the then outstanding principal of any loan secured by the lien on the Project. Upon thirty (30) days notice from Lessor, Lessee/Developer shall update and augment such insurance with such additional amounts and/or coverages as are then reasonably requested by Lessor of other holders of similar rights or interests. All policies shall provide by appropriate language that the Lessor and its officers, trustees, agents or employees are additional insureds, that the insurance afforded by such policies is primary insurance, and that all rights of the insurer for contribution from other insurers of Lessor are waived. Lessee/Developer shall insure that all contractors at whatever tier performing work under this Ground Lease shall comply with the insurance requirements provided herein.

Section 5.02
Certificates. Certificates of insurance required by Section 5.01 shall be delivered to Lessor annually upon request. Such certificates shall confirm that Lessor and its officers, trustees, agents or employees arc additional insureds with respect to such insurance, and that such insurance may not be canceled or amended without thirty (30) days prior written notice to Lessor.

Section 5.03
Indemnity. The parties indemnify and save/hold harmless each other and their respective officers, trustees, agents or employees from and against any and all liability, loss, damages, expenses, costs of legal action and judgments, including attorney's fees (to the extent that same are not paid out of the proceeds of insurance) caused by or arising out of or from any activities under this Ground Lease, by the respective party, its agents, employees, contractors, representatives, or licensees, including but not limited to any and all claims to persons or premises occasioned by the negligence of that party, its agents, employees, contractors, representatives, and licensees. The parties, at their own cost and expense, will defend any and all suits which may be brought and claims which may be made against the other party, its officers, trustees, agents or employees upon any such liability, and shall satisfy and discharge any and all judgments that may be recovered against the indemnified party, its officers, trustees, agents or employees in any such action or actions in which the indemnified party its officers, trustees, agents or employees may be a party defendant or that may be filed against the Premises, except to the extent such claims, actions or losses were caused by or arose out of, directly or indirectly, the negligent acts or willful misconduct of that party, its officers, trustees, agents or employees. In no event shall the Lessee/Developer have any liability resulting from any act or omission occurring prior to the term of this Ground Lease.

ARTICLE VI
LEGAL TITLE TO IMPROVEMENTS/OPTION ON IMPROVEMENTS

Section 6.01
Legal Title to Improvements. Legal title to the buildings, structures and other improvements, machinery and equipment associated with the Project now or hereafter constructed, installed or placed by Lessee/Developer upon the Premises and all alterations thereto when constructed, installed or placed upon the Premises (together "Improvements"), shall be and remain in Lessee/Developer during the continuance of this Ground Lease. Upon the termination or expiration hereof, legal title to all buildings, structures and other improvements, machinery and equipment associated with the Project shall automatically and without further consideration vest in the Lessor.

Section 6.02	Options related to Sale/Purchase of Improvements.

(a) DEFINITIONS. The following words and phrases, wherever used in this Section 6.02, shall have the following meanings:

"CALL ACQUISITION DATE" shall mean the date that is [X] years after the date all parties have executed this Ground Lease

"CALL NOTICE" shall mean the notice delivered by Lessor on Lessee/Developer pursuant to Subsection 6.02 (b)1. of this Agreement

"CALL/PUT OPTION PERIOD" shall means the period of sixty (60) months following each of the Call Acquisition Date or Put Acquisition Date.

"CALL OPTION PRICE" shall mean [110%] of the greater of: (a) the depreciated value of the Improvement; or (b) the Fair Market Value of the Improvement.

"ENCUMBRANCE" means any charge, lien, equity, third party right, option, right of pre-emption or any other encumbrance, priority or security interest of whatsoever nature.

"NOTICE DATE" shall mean the date of service of the Call Notice pursuant to Subsection 6.02 (b)1., or the date of service of the Put Notice pursuant to Subsection 6.02 (b)2.

"FAIR MARKET VALUE" shall mean the value of the Improvements as determined by an independent, third party appraiser approved by both Lessor and Lessee/Developer.

"OPTION PRICE" shall mean either the Call Option Price or the Put Option Price.

"PUT ACQUISITION DATE" shall mean the date that is five (5) years after the date all parties have executed this Ground Lease.

"PUT NOTICE" shall mean the notice delivered by Lessee/Developer on Lessor pursuant to Subsection 6.02 (b)2.

"PUT OPTION PRICE" shall mean One Dollar (S 1.00).

"SETTLEMENT DATE" shall mean the date for the transfer of the Option Shares not being earlier than sixty (60) days and not later than ninety (90) days from the relevant Notice Date.

"SETTLEMENT PERIOD" means the period between the Notice Date and the Settlement Date.

(b) CALL AND PUT OPTION

1.
At any time during the Call/Put Option Period, Lessor shall have the option to purchase the Improvements by issuing a Call Notice at the relevant Call Option Price. Upon exercise of such option by Lessor. Lessee/Developer shall be obligated to sell to Lessor at the relevant Call Option Price, and such sale shall be subject to Lessor's confirmation that the Improvements are sale shall be subject to Lessor's confirmation that the Improvements are without any Encumbrance. Such purchase by Lessor of the Improvements shall be completed on the Settlement Date.

2.
At any time during the Call/Put Option Period, Lessee/Developer shall have the option to sell the Improvements by issuing a Put Notice at the relevant Put Option Price. Upon exercise of such an option by Lessee/Developer, Lessor shall be shall be obligated to purchase the Improvements at the Put Option Price, and such purchase shall be subject to Lessor's confirmation that the Improvements are without any Encumbrance. Such purchase by Lessor of the Improvements at the Put Option Price shall be completed on the Settlement Date.

3.
Lessee/Developer shall be bound, upon receipt of the Call Notice or issue of the Put Notice, as the case may be, to sell the Improvements at the applicable Option Price to Lessor and undertake all necessary action in the Settlement Period including, but not limited to, the execution of any and all documents and transfer documents required to complete such sale and transfer of the Improvements for consideration received at settlement.

4.
Lessor shall be bound, upon issue of the Call Notice or receipt of Put Notice, as the case may be to purchase from the Lessee/Developer the Improvements at the applicable Option Price and make payment of the consideration at settlement.

5.	Settlement shall take place on the Settlement Date at the office of Lessor.

6.	All notices required or permitted by this Section 6.02 shall be made in accordance with Section 12.02.

ARTICLE VII
ASSIGNMENT

Section 7.01
Assignment. Lessee/Developer shall neither transfer nor assign this Ground Lease, the Improvements or any property on the Premises, nor sublet the Premises or any part of the Premises, nor grant any interest, privilege, or license whatsoever in connection with this Ground Lease, other than to secure the necessary financing for the Project, without prior Lessor approval; provided, however, that the Lessee/Developer may assign this Ground Lease to an entity affiliated with, or controlled by, or under common control with, or controlling, the Lessee/Developer. The Lessee/Developer may enter into a separate management agreement with a third party to manage the Project once it has been constructed and the certificates of occupancy issued.

Section 7.02	Mortgage of the Premises.

(a)
Nothing contained in this Lease shall be construed as authorizing Lessee/Developer to encumber the fee simple interest of Lessor with respect to the Premises, in any manner whatsoever, except that Lessee/Developer may assign, pledge and/or hypothecate its rights hereunder. Such fee and reversionary interest with respect to the Premises shall not be subordinated or otherwise made subject to any, mortgage, or other lien or encumbrance granted, suffered or permitted by Lessee/Developer with respect to the Premises.

(b)
Except as provided herein, Lessee/Developer covenants that it shall not: (i) engage in any financing or other transaction creating any mortgage upon the Premises; (ii) place or suffer to be placed upon the Premises any lien or other encumbrance; or (iii) suffer any levy or attachment to be made on Lessee/Developer's leasehold interest in the Premises, other than such levy or attachment as may result from a foreclosure of a mortgage, lien or encumbrance permitted by this Section. Any mortgage, lien or encumbrance which is not permitted by this Section shall be deemed to be a violation of this covenant on the date of its execution or filing of record regardless of whether or when it is foreclosed or otherwise enforced, unless said mortgage, lien or encumbrance is removed within thirty (30) days after Lessee/Developer receives written notice of the execution or filing of such mortgage, lien or encumbrance.

(c)
During the term of this Lease, Lessee/Developer may encumber its leasehold interest in the Premises and the Improvements by a mortgage, lien or other encumbrance. The holder of any such mortgage, lien or encumbrance shall be referred to herein as the "Leasehold Mortgagee" and the transaction under which such mortgage, lien or encumbrance is given is referred to herein as the "Financing". Copies of all loan documents associated with the Financing shall be provided to Lessor. The Financing may be further secured by a conditional assignment of this Lease by Lessee/Developer to the Leasehold Mortgagee. Lessor, if requested, agrees to execute an estoppel certificate or any similar documentation as may reasonably be requested by the Leasehold Mortgagee for the purpose of consenting to Lessee/Developer's conditional assignment of this Lease and certifying as to the status of this Lease and to the performance by Lessee/Developer of its duties and obligations hereunder as of the date of such certification. Lessee/Developer's duties and obligations under this Lease incurred prior to the date of any foreclosure pursuant to the Financing documents shall survive the termination of this Lease.

(d)
Promptly after assigning this Lease or encumbering the Premises or the Improvements as provided herein, Lessee/Developer shall furnish Lessor a written notice setting forth the name and address of such Leasehold In Mortgagee. Further. Lessee/Developer shall notify Lessor promptly of any lien or encumbrance which has been created or attached to the Premises or the Improvements or to Lessee/Developer's leasehold interest in the Premises or the Improvements, whether by act of Lessee/Developer or otherwise, of which the Lessee/Developer itself has notice.

(e)
Promptly upon written request from the Lessee/Developer, the Lessor shall execute and deliver to the Lessee/Developer and any prospective Leasehold Mortgagee any amendment to this Lease as may be reasonably required to accommodate the requirements of any prospective Leasehold Mortgagee. Under no circumstances shall the Lessor be required to enter into an amendment that would change the economic terms of the Ground Lease or which would require the Lessor to mortgage or encumber its fee simple interest in the Premises.

(f)
If a Leasehold Mortgagee or purchaser at a foreclosure sale shall acquire the Lessee/Developer's Leasehold Estate, this Lease shall continue in full force and effect for its entire term notwithstanding the payment of any obligation created in connection with such Financing and secured by such Leasehold Mortgage and the purchaser shall be fully bound by the provisions of this Lease (except to the extent that any unperformed obligations of Lessee/Developer at the time of foreclosure are personal in nature and incapable of being performed by the Leasehold Mortgagee or such purchaser).

(g)
Upon the occurrence of an Event of Default as described in this Lease, Lessor shall provide a copy of the notice of such Event of Default to the Leasehold Mortgagee. The Leasehold Mortgagee shall have the right to cure said Event of Default on or before that day which is thirty (30) days after the expiration of the time period provided to Lessee/Developer hereunder to cure such default, and Lessor may not exercise any of the remedies available to it until the expiration of such cure period; provided, however, that if in connection with such Event of Default, the Leasehold Mortgagee commences and diligently continues an action to acquire title to the Lessee/Developer's leasehold estate, the Leasehold Mortgagee shall have such reasonable additional time as is necessary to complete such action to obtain such title.

(h)	Intentionally Omitted.

(i)
There shall be no cancellation, surrender or modification of this Lease by Lessor or the Lessee/Developer without the prior written consent of any Leasehold Mortgagee. Notwithstanding the foregoing (but, in any event, subject to a Leasehold Mortgagee's curative rights set forth in subsection (g) hereof), nothing herein shall be deemed to prohibit the Lessor from exercising its rights and remedies upon an Event of Default by the Lessee/Developer in accordance with its terms.

(j)
Lessee/Developer agrees that in the event of any foreclosure under any Leasehold Mortgage, either by judicial proceedings or under power of sale contained therein, all right, title and interest encumbered by such Leasehold Mortgage may under a public sale be assigned to and vest in the purchaser at such foreclosure sale. All such sales and transfers shall be subject and subordinate, however, to the rights, title and interests of Lessor under this Lease. Upon a foreclosure or, prior to any foreclosure, within thirty (30) days after any termination of this Lease by reason of any Event of Default by the Lessee/Developer hereunder (including, without limitation, any termination of this Lease in connection with any bankruptcy or similar proceeding), Lessor agrees to amend this Lease or execute a replacement lease upon the same terms and conditions hereof ("Replacement Lease") with such Leasehold Mortgagee or subsequent purchaser who complies with the provisions of this subsection (j).

(k)
Notwithstanding any other provision of this Lease, Lessee/Developer agrees that any Leasehold Mortgagee or purchaser from the Leasehold Mortgagee or at the foreclosure sale shall in no manner or respect whatsoever be (i) liable or responsible for any of Lessee/Developer's obligations or covenants under this Lease (nor shall any rights of such Leasehold Mortgagee be contingent on the satisfaction of such obligations or covenants), or (ii) required to cure any Event of Default by Lessee/Developer; provided, however, that if such Leasehold Mortgagee (or any purchaser at a foreclosure sale or any subsequent person or entity to whom the leasehold estate hereunder may be subsequently assigned pursuant to subsection (j) above) becomes the owner of the Leasehold Estate created hereunder or becomes the Lessee/Developer under a Replacement Lease, then such Leasehold Mortgagee or other person or entity shall be responsible and liable for all obligations and covenants accruing during such Leasehold Mortgagee's or such other person's or entity's tenure as owner of such leasehold estate or as Lessee/Developer under a Replacement Lease.

ARTICLE VII
DEFAULT

Section 8.01	Events of Default. The occurrence of any of the following acts or events shall constitute events of default under this Ground Lease (herein referred to as "Default"):

(a)
Lessee/Developer fails to make any payment of insurance or other monetary obligations required of Lessee/Developer under this Ground Lease, and such failure continues for a period of ten (10) days after Lessor shall have given Lessee/Developer written notice of such failure;

(b)
The Lessee/Developer fails to fulfill or perform any of the Lessee/Developer's covenants (other than those described in (a) above), agreements or obligations under this Ground Lease, and such failure continues for a period of thirty (30) days after the Lessor shall have given Lessee/Developer written notice specifying the nature of such failure; provided, however, in the event the Default is of a non-monetary character that requires additional time in which to cure and the Lessee/Developer has commenced and is prosecuting with diligence said cure, the termination date specified in said notice shall be extended for the period reasonably required to cure the non-monetary Default, so long as there is no monetary Default.

Section 8.02	Rights of Lessor Upon Default.

(a)	Upon the occurrence of any Default hereunder and after the expiration of all required notice and cure periods, Lessor may:

(1)
Give Lessee/Developer written notice of its intention to terminate this Ground Lease in accordance with the provisions of this Lease. On the date that Lessee/Developer's right to possession of the Premises ceases the Ground Lease will be terminated, except as to the Lessee/Developer's liability as set forth herein. If this Ground Lease is terminated due to Default, Lessee/Developer will remain liable to Lessor for damages.

(2)
Exercise any remedies available at law or in equity for a default by the Lessee/Developer occurring at any time under this Ground Lease and shall be entitled to recover attorneys' fees and costs incurred to enforce this Ground Lease.

(b)
Immediately upon termination of this Ground Lease for default by the Lessee/Developer under the provisions of this Lease, ownership of and title to all buildings, structures, and other improvements, and all machinery and equipment, as provided in Article VI herein, shall vest in Lessor.

ARTICLE IX
TERMINATION

Section 9.01	Termination by Lessee/Developer. Lessee / Developer may terminate this Ground Lease upon thirty (30) days written notice to Lessor.

Section 9.02
Termination by Lessor. If Lessee/Developer has not placed the Project in service on or before December 31, 2010, Lessor may terminate this Ground Lease effective upon written notice to Lessee/Developer.

ARTICLE X
LESSOR PROVISIONS

Section 10.01
Covenant Against Contingent Fees. Lessee/Developer warrants that no person or selling agency has been employed or retained to solicit or secure this Ground Lease upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Lessee/Developer for the purpose of securing business.

Section 10.02
Lessor's Right to Enter. Lessor, its agents, employees, or representatives shall have the right to enter upon the Premises at any time for the purpose of performing inspections, inventory, conducting any necessary response action or corrective action, and when otherwise reasonably deemed necessary in Lessor's judgment, and Lessee/Developer shall have no claim of any character on account of such entry against Lessor, or any of its agents, representatives, or employees. In exercising the rights granted herein, Lessor shall use reasonable efforts to minimize interference with the construction of the Facilities.

Section 10.03
Compliance with Laws. Lessee/Developer shall comply with all applicable federal, state, and local laws, ordinances, regulations, codes and standards applicable to its leasing and operation of the Premises and ownership of the buildings and improvements associated with the Project including, without limitation, laws applicable to the construction, ownership, alteration or operation of the Project, and such compliance shall be a material requirement of this Ground Lease. Lessee/Developer, without additional expense to Lessor, shall be responsible for obtaining any licenses and permits necessary to fulfill its obligations under the terms and conditions of this Ground Lease.

Section 10.04
Posting of Signs. No signs or advertisements shall be placed upon the Premises except those signs and locations required by applicable codes, ordinances, other governmental regulations applicable to the Project generally. With the consent and approval of the Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, Lessee/Developer or its General Contractor and construction lender may post an identification sign during the construction of the Project. The costs of constructing and maintaining such signs shall be borne by Lessee/Developer.

ARTICLE XI
ENVIRONMENTAL SAFETY AND HEALTH

The following provisions apply to those operations and activities performed by the Lessee/Developer, its agents, employees, contractors, representatives or licensees.

Section 11.01
Environmental, Safety and Health. It is the responsibility of the Lessee/Developer to perform work in a manner that is protective of workers, the public, and the environment. It is the responsibility of the Lessee/Developer to comply with all applicable federal, state and local environmental, safety and health laws, regulations, ordinances, codes and standards. It is the responsibility of the Lessee/Developer to obtain any necessary licenses, approvals and permits needed to perform its operations and activities. The Lessee/Developer is responsible for compliance with applicable environmental permits, plans and/or reports. Lessor will cooperate with Lessee/Developer in securing such permits, with any costs incurred by Lessor paid by Lessee/Developer.

Section 11.02	Intentionally Omitted.

Section 11.03
Waste Management. It is the responsibility of the Lessee/Developer to comply with applicable federal, state and local liquid, sanitary/industrial, solid and hazardous waste management laws, regulations, ordinances, codes and standards. It is the responsibility of the Lessee/Developer to properly characterize, manage and dispose of any waste generated by the Lessee/Developer. It is the responsibility of the Lessee/Developer to make any regulatory notifications and obtain any necessary licenses, approvals, special waste approvals and permits needed for the characterization, management and disposal of liquid, industrial/sanitary, solid or hazardous waste generated by the Lessee/Developer. Lessee/Developer shall not be responsible for any environmental conditions that existed prior to the execution of this Ground Lease.

Section 11.04	Occupational Safety and Health. Lessee/Developer shall comply with all applicable federal, Lessor, state and local occupational safety and health laws, regulations, ordinances, codes and standards.

Section 11.05
Protection of Premises. Lessee/Developer hereby covenants and agrees that it shall, at its sole cost and expense, through the term of this Ground Lease protect and maintain in good order and condition all portion of the Premises. The Lessee/Developer/ shall exercise due diligence in the protection of the Premises against damage or destruction by fire and other causes.

ARTICLE XII
MISCELLANEOUS

Section 12.01
Separability. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof Lessors not violate applicable law and shall be limited to the extent necessary to render this Ground Lease valid and enforceable.

Section 12.02
Notices, Demands and Other Instruments. When either party desires to give notice to the other in connection with and according to the terms of this Ground Lease, such notice shall be given by certified mail, return receipt requested, with sufficient postage prepaid thereon, or by nationally recognized overnight delivery service and said notices shall be addressed as follows, or to such other address(es) as may be designated, in writing, to the other party:

For Lessor:

Mr. Andrew Mulvihill
Route 94 Development Corporation
3621 Route 94
Hamburg, New Jersey 079419

For the Lessee/Developer:

Mr. Christopher Mulvihill
Boomerang Systems, Inc.
355 Madison Avenue
Morristown, New Jersey 07960

Section 12.03
Headings and Captions. The headings and captions to the various sections and articles of this Ground Lease have been inserted for purposes of reference only and shall not limit or define the express terms and provisions of this Ground Lease.

Section 12.04	Exhibits. The following Exhibits attached hereto are by this reference incorporated herein and made a part hereof:

Exhibit A           Legal Description of Property

Exhibit B            Graphic Depiction of the Property

Exhibit C            Legal Description of Premises

Exhibit D            Graphic Depiction of the Premises

Exhibit E             Memorandum of Ground Lease

Exhibit F             SNDA

Section 12.05	Lease Not Joint Venture. Nothing contained in this Ground Lease shall be construed as creating or establishing a joint venture or partnership between Lessor and Lessee/Developer.

Section 12.06
Entire Agreement; Amendments. This Ground Lease (and the Exhibits attached hereto) sets forth the entire understanding and agreement of Lessor and Lessee/Developer with respect to the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements whether oral or written, are superseded by and merged into this Ground Lease. No modification of or amendment to this Ground Lease shall be binding upon the Lessee/Developer and/or the Lessor unless in writing and signed by both parties hereto.

Section 12.07
All Genders and Numbers Included. Whenever the singular or plural number; or masculine, feminine, or neuter gender is used in this Ground Lease, it shall equally apply to, extend to and include the other.

Section 12.08
Severability. If any provision of this Ground Lease shall be held to beinvalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

Section 12.09
Construction of Document. All provisions of this Ground Lease have been negotiated by both parties at arm's length and neither party shall be deemed the scrivener of this Ground Lease. This Ground Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof,

Section 12.10
Binding Effect. This instrument shall also bind and benefit, as the case may require, the heirs, legal representatives, assigns and successors of the respective parties, and all covenants, conditions and agreements herein contained shall be construed as covenants running with the Premises. This instrument shall not become binding upon the parties until it shall have been executed and delivered by both Lessor and Lessee/Developer.

Section 12.11
Waiver. The waiver by the Lessee/Developer or Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or condition, nor shall either party's consent to any breach of any term, covenant or condition be deemed to constitute or imply its consent to any subsequent breach of the same or any other term, covenant or condition herein contained.

Section 12.12
Bankruptcy. If Lessee/Developer enters into or is placed into any proceeding relating to bankruptcy, it shall give written notice via certified mail to the Lessor within five days of initiation of the proceedings. The notification shall include the date on which the proceeding was filed, the identity and location of the court, and any identification numbers related to the case.

ARTICLE XIII
DISPUTE RESOLUTION

The parties agree to make good-faith efforts to settle any dispute or claim that arises under this Ground Lease through discussion and negotiation. If such efforts fail to result in a mutually agreeable resolution, the parties shall consider the use of alternative disputes resolution (ADR). Costs shall be allocated by the mediator or arbitrator, except that there shall be no pre-decisional interest costs, and each party shall bear its discretionary costs. Any litigation shall be brought and prosecuted exclusively in Sussex County, New Jersey.

The parties agree that, substantive issues presented for mediation, arbitration, dispute, claim, litigation, or other effort at resolution shall be determined in accordance with the laws of the State of New Jersey.

There shall be no interruption in the performance of the Work, and Lessee/Developer shall proceed diligently with the performance of this Ground Lease pending final resolution of any dispute arising under this Ground Lease between the parties hereto or between Lessee/Developer and its contractors.

ARTICLE XIV
ESTOPPEL CERTIFICATE

Lessor and the Lessee/Developer agree to execute and deliver to the other within thirty (30) days from receipt of either party's written request, estoppel certificates in a commercially reasonable form, which certificates shall include information as to any modification of this Ground Lease, and this and to the best of Lessee/Developer's or the Lessor's knowledge, whether or not the other party is in default of this Ground Lease.

ARTICLE XV
FORCE MAJEURE

Whenever a party is required to perform an act under this Ground Lease by a certain time, said time shall be deemed extended (unless otherwise specifically provided elsewhere in this Lease) so as to take into account events of force majeure. As used herein "force majeure" shall mean a delay in a party's reasonable performance hereunder due to act of God, fire, earthquake, flood, explosion, war, invasion, insurrection, riot, mob violence, sabotage, vandalism, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, litigation, condemnation, requisition, laws or orders of governmental, civil, military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within such party's control, other than lack of or inability to procure monies to fulfill its commitments and obligations under this Ground Lease.

ARTICLE XVI
TRANSFER TAX

Any transfer tax or other tax payable to any governmental taxing authority, including but not limited to the County of Sussex or State of New Jersey, by reason of the execution of this Ground Lease and/or recordation of a memorandum thereof shall be paid by Lessor.

ARTICLE XV
MEMORANDUM OF GROUND LEASE

The parties agree upon signing of this Ground Lease to execute and record the Memorandum of Ground Lease in the form attached hereto as Exhibit E.

ARTICLE XVIII
COUNTERPARTS

This Ground Lease may be executed in several counterparts, each of which may be deemed to be an original, and all of such counterparts together shall constitute one and the same Ground Lease.

IN WITNESS WHEREOF, Lessor and Lessee/Developer have caused this Ground Lease to be executed as of the day and year first above written.

ROUTE 94 DEVELOPMENT CORPORATION

By:	/s/ Andrew Mulvihill
Andrew Mulvihill

Its:

By:	/s/ Christopher Mulvihill
Christopher Mulvihill

Its:	President

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT E

MEMORANDUM OF GROUND LEASE

THIS MEMORANDUM OF GROUND LEASE is made and entered into effect as of the 30th day of April, 2010, by and between:

ROUTE 94 DEVELOPMENT CORPATION, a New Jersey corporation with an office at 3621 Route 94, Hamburg, New Jersey ("Lessor"); and

BOOMERANG SUB, INC., a Delaware corporation with an office at 355 Madison Avenue, Morristown, New Jersey, 07419 ("Lessee/Developer").

1. TERM AND PREMISES. For the term of 20 years and upon the provisions set forth in that certain written Ground Lease of even date herewith from Landlord to Tenant (the "Lease"), all of which provisions are specifically made a part hereof as fully and completely as if set out in full herein, Landlord leases to Tenant and Tenant leases from Landlord that certain real property consisting of approximately 0.1653 acres of land (the "Land") located on Wild Turkey Way, in the Hardyston Township, County of Sussex, New Jersey, consisting of a portion of Landlord's property commonly known as Wild Turkey Way and designated as tax block 16.31, Lot 1 and being more particularly depicted and/or described on Exhibit A attached hereto and by this reference made a part hereof, together with all rights, privileges, easements and appurtenances pertaining thereto all of which are more particularly described in the Lease. The Land and all improvements now or hereafter located thereon, including, without limitation, the building(s) to be located thereon, together with the appurtenances pertaining thereto, are herein collectively referred to as the "Premises."

2. QUIET ENJOYMENT The Landlord covenants and agrees that the Tenant, upon paying the basic rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of the Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of the Lease without hindrance or molestation of the Landlord or of anyone claiming by, through or under the Landlord.

3. PURPOSE OF MEMORANDUM OF GROUND LEASE. This Memorandum of Ground Lease is prepared for the purposes of recording a notification as to the existence of the Lease but in no way modifies the express and particular provisions of the Lease.

4. FOR THE BENEFIT OF THE PREMISES. It is the intention of Landlord and Tenant that the covenants described and referred to herein shall not be personal to Landlord and Tenant and shall be binding on successors and assigns and shall run with the Land. Each successive owner of the real property described in Exhibit "A", or of any portion thereof, and each person having any interest therein derived through any owner thereof, shall be bound by such covenants for the benefit of the Premises.

IN WITNESS WHEREOF this Memorandum of Ground Lease has been executed as of the day and year first above written.

LANDLORD:		TENANT:

ROUTE 94 DEVELOPMENT CORPORATION		BOOMERANG SUB, INC.

By:	/s/ Andrew Mulvihill	By:	/s/ Christopher Mulvihill
Name:	Andrew Mulvihill	Name:	Christopher Mulvihill

Federal Employer Identification Number: 22-3579380		Federal Employer Identification Number: 26-1913805

Date of Execution: April 30, 2010		Date of Execution: April 30, 2010

EXHIBIT F

SUBORDINATION NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made to be effective as of the __ day of ______________________, ___, between ______________________, a ______________________ organized and existing under the laws of _________________ ("Lender") and _______________________ ("Tenant").

BACKGROUND:

Tenant has entered into a lease agreement with _______________________ ("Landlord") dated _______________________ , (the "Lease") relating to the property described in Exhibit "A" attached to this Agreement and by this reference made a part of this Agreement (the "Property"). Lender has made or has committed to make or has purchased a loan to Landlord in the original principal amount of $ ____________ (the "Loan") secured by a mortgage, deed of trust or security deed (the "Mortgage") covering the Property. Tenant has agreed that the Lease will be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued use of the Property under the terms of the Lease.

AGREEMENT:

For and in consideration of the mutual covenants contained in this Agreement, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are acknowledged, and notwithstanding anything in the Lease to the contrary, the parties agree as follows:

Subordination. The Lease with all rights, options, liens and charges created by the Lease is expressly made and will continue to be subject to and subordinate in all respects to the terms, conditions, lien, operation and effect of the Mortgage and to any renewals, modifications, consolidations, replacements and extensions of the Mortgage.

2.
Nondisturbance. If Lender takes possession of the Property or becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease and no event of default has occurred under the Lease, then Lender agrees as follows:

a.	Lender will not terminate, impair or disturb the possession of Tenant.
b.
The Lease will continue in full force and effect as a direct Lease between Lender and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease.

3.
Mortgage Remedies. Nothing contained in this Agreement will prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Mortgage to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.

4.	Attornment. If Lender or any other party becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise ("Successor Landlord"), then

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Tenant agrees as follows:

a.	Tenant will perform and observe its obligations under the Lease.
b.	Tenant will attorn to and recognize Successor Landlord as the Landlord under the Lease for the remainder of the term of the Lease, such attornment to be automatic and self-operative.
c.	Tenant will execute and deliver upon request of Successor Landlord an appropriate agreement of attornment to Successor Landlord.

5.	Protection of Successor Landlord. Tenant agrees that Successor Landlord will not be liable for, subject to or bound by any of the following:

a.	claims,-offsets or defenses which Tenant might have against Landlord;
b.	acts or omissions of Landlord;
c.	rent or additional rent which Tenant might have paid for more than the current month;
d.	any security deposit or other prepaid charge paid to Landlord;
e.	construction or completion of any improvements for Tenant's use and occupancy;
f.
warranties of any nature whatsoever, including any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession; or

g.	amendments or modifications of the Lease made without its written consent

6.
Successor Landlord Exculpation. Tenant will look solely to Successor Landlord's interest in the Property for the payment and discharge of any obligation or liability imposed upon Successor Landlord under the Lease.

7.
Estoppel. To the best of Tenant's knowledge, there does not exist any default, claim, controversy or dispute under the Lease. Tenant has not commenced any action nor sent or received any notice to terminate the Lease.

8.	Notice to Lender. Tenant agrees that it will deliver to Lender a copy of all notices of default or termination received by it under the terms of the Lease.

9.
Assignment to Lender. Tenant acknowledges that the Landlord may execute and deliver to Lender an assignment of the Lease as security for the Loan and Lender may assign the Loan to Freddie Mac. Tenant expressly consents to such assignments.

10.
Invalidity. If any portion of this Agreement is held invalid or inoperative, then all of the remaining portions will remain in full force and effect, and, so far as is reasonable and possible, effect will be given to the intent manifested by the portion or portions held to be invalid or inoperative.

11.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State where the Property is located.

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12.	Notices.

(a)
All notices, demands and other communications ("Notices") under or concerning this Agreement must be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Agreement, and will be deemed given on the earliest to occur of (1) the date when the Notice is received by the addressee; (2) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. The term "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.

(b)
Any party to this Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

Any Notice, if given to Lender, must be addressed as follows:

Seller/Servicer’s Name
Seller/Servicer’s Address

Any Notice, if given to Tenant, must be addressed as follows:

13.
Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors, successors-in-title and assigns.

14.	Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement [under seal] as of the date first above written.

LENDER:

TENANT:

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